AMENDMENT TO

DOLLAR GENERAL CORPORATION

1998 STOCK INCENTIVE PLAN

(As Amended and Restated effective as of May 31, 2006,

and further amended effective November 28, 2006)

This Amendment (the “Amendment”) to the Dollar General Corporation 1998 Stock Incentive Plan (as Amended and Restated effective as of May 31, 2006, and further amended effective November 28, 2006) (the “Plan”) is effective as of August 26, 2010.  Except as otherwise defined in this Agreement, capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

1.

The second sentence of Section 5(d) of the Plan is hereby amended by deleting such sentence in its entirety and replacing it with the following language:

“As determined by the Board or the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment for the award or of the exercise price of a Non-Qualified Stock Option may be made in full or in part in the form of shares of Common Stock already owned by the optionee, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised).”

2.

Section 12(j) of the 1998 Plan is hereby amended by adding the following new paragraph:

“Notwithstanding anything herein to the contrary, if at the time of an award holder’s termination of employment with the Corporation, the award holder is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Corporation will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to such award holder) until the date that is six months following the award holder’s termination of employment with the Corporation (or the earliest date as is permitted under Section 409A of the Code).”

3.

This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee applicable therein.

4.

References to the “Plan” contained in the Plan shall mean the Plan as amended by this Amendment. Except as so modified pursuant to this Amendment, the Plan is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

This Amendment was duly authorized by the Board on August 26, 2010.